Exhibit 99.1
BigBear.ai Announces First Quarter 2024 Results

•Closed the acquisition of Pangiam in an all-stock transaction, combining BigBear.ai’s computer vision capabilities with facial recognition, image-based anomaly detection and advanced biometrics.
•Cash balance of $81.4 million as of March 31, 2024.
~~•~~Affirming full-year 2024 revenue guidance of $195 - $215 million.

COLUMBIA, MD – May 2, 2024 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the first quarter of 2024 and issued an investor letter that has been posted to the Investor Relations section of the Company’s website.

BigBear.ai CEO Mandy Long said, “Today’s results reflect BigBear.ai’s steady progress in the first quarter of 2024 as we continue to operationalize AI at the edge for our customers in National Security, Digital Identity, and Supply Chain Management.”

“I am proud of the positive momentum and spirit within the business, driven by a relentless focus on delivering our solutions in operational readiness, autonomy at the edge, contested logistics, modeling & simulation, and digital identity for our customers,” she continued.

Financial Highlights
•Revenue decreased 21.4% to $33.1 million for the first quarter of 2024, compared to $42.2 million for the first quarter of 2023. The year-over-year decrease was primarily driven by the planned wind-down of the Air Force EPASS program in mid-2023 ($6.8 million) and the elimination of revenue from Virgin Orbit due to their bankruptcy announcement in April 2023 ($1.5 million). We also experienced delays in contract awards due to the continuing resolutions.
•Gross margin of 21.1% in the first quarter of 2024, a decrease from 24.2% in the first quarter of 2023, primarily driven by an increase in equity-based compensation expense of $1.8 million and the elimination of revenue and gross margin from Virgin Orbit.
•Net loss of $125.1 million for the first quarter of 2024, which includes a non-cash goodwill impairment charge of $85.0 million, $24.0 million of non-cash expense which includes a $52.9 million loss related to the change in fair value of warrants that were issued in 2023 (the “2023 Warrants”) that were exercised in the first quarter of 2024, partially offset by gains of $10.6 million, net of cash proceeds received, related to the issuance of warrants in the first quarter of 2024 (the “2024 Warrants”), and a gain of $18.3 million related to the decrease in fair value of the 2024 Warrants from the date of issuance to the end of the first quarter, $5.2 million of equity-based compensation expense, and $0.9 million related to restructuring charges. Net loss for the first quarter of 2023 was $26.2 million, which included $10.6 million of non-cash expense related to the change in fair value of Private Investment in Public
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Equity (“PIPE”) warrants that were issued in January 2023, $3.8 million of equity-based compensation expense, and $0.8 million related to restructuring charges.
•Non-GAAP Adjusted EBITDA* of $(1.6) million for the first quarter of 2024 compared to $(3.8) million for the first quarter of 2023, primarily driven by continued focus on operating expense reductions, including the recent acquisition of Pangiam.
•SG&A of $16.9 million for the first quarter of 2024 compared to $20.4 million for the first quarter of 2023, primarily due to continued focus on operating expense reductions including combined business synergies.
•Recurring SG&A* has been reduced from $15.3 million in the first quarter of 2023 to $13.6 million in the first quarter of 2024, a net improvement of $1.7 million, including the business combination with Pangiam.
•Ending cash balance of $81.4 million as of March 31, 2024 compared to $32.6 million as of December 31, 2023, primarily driven by $53.8 million of proceeds from the 2023 Warrants that were exercised in the first quarter of 2024 and $13.9 million related to cash acquired from the acquisition of Pangiam.
•Ending backlog of $296 million as of March 31, 2024.
•The consolidated results include results from Pangiam from the acquisition date of February 29, 2024 through the end of the quarter.

Momentum
•The US Army G-3/5/7 recently provided an $8.3 million extension to BigBear.ai to continue to lead the sustainment and modernization of mission critical force generation and analytics capabilities. This commitment along with the previous GFIM-OE extension demonstrates BigBear.ai's position as the leader in providing critical enterprise IT capabilities to the Army.
•Following the release of a competitive solicitation for Biometric International Exit at Ronald Reagan Washington National Airport (DCA) and Washington Dulles International Airport (IAD), Metropolitan Washington Airports Authority (MWAA) selected and awarded Pangiam, a BigBear.ai company, a contract for the provision of veriScan™ at 127 gates.
•Denver International Airport recently awarded a contract to Pangiam, a BigBear.ai Company, for the implementation of veriScan™ to facilitate passenger processing for Biometric International Exit. The initial scope of work includes hardware, software, and services at 24 gates.
•BigBear.ai’s Pangiam was awarded a contract with a key port authority in Canada to deploy a biometric-enabled passenger processing application for entry into the United States. This brings BigBear.ai’s existing Linkware and VeriScan offerings into a new space, with the aim of replicating and scaling across multiple locations.
•BigBear.ai’s Pangiam has signed an agreement with Melbourne Airport in Australia to trial Project Dartmouth, our AI/ML threat detection capability, to assist officers in detecting prohibited items in carry-on baggage. This is BigBear.ai’s first Project
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Dartmouth trial in Australia — an exciting partnership to help inform considerations for deploying such capabilities at scale in the future.
•BigBear.ai announced it has been designated as an “Awardable” vendor for the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace (the “Marketplace”). Five of the company’s products, including Sensor, Data and AI Orchestration (ConductorOS), Time-Series Forecasting (VANE), Contested Logistics Planning (AURORA), Maritime Domain Awareness (Arcas), and Publicly Available Data Curation (Observe) have been added to the Marketplace. Achieving ‘Awardable’ on the DoD’s Tradewinds enables the acceleration of the procurement process of these technologies across the DoD.
•BigBear.ai formed a teaming agreement with Spinnaker SCA, a supply chain focused consulting firm, to further bolster consulting services for manufacturing and warehouse operations. By combining BigBear.ai's ProModel® simulation software with Spinnaker SCA's consulting expertise, supply chain, manufacturing and warehousing clients will benefit from strategic guidance, simulation-based validation of changes, and data-driven optimization to reduce costs, increase efficiency, and achieve faster time to value.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2024, the Company continues to project:
•Revenue between $195 million and $215 million
•The projections include the results of Pangiam after the acquisition date of February 29, 2024
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the First Quarter Ended
March 31, 2024 and March 31, 2023
(Unaudited)

	Three Months Ended March 31,
$ thousands (expect per share amounts)	2024	2023
Revenues	$33,121	$42,154
Cost of revenues	26,135	31,941
Gross margin	6,986	10,213
Operating expenses:
Selling, general and administrative	16,948	20,362
Research and development	1,144	1,128
Restructuring charges	860	755
Transaction expenses	1,103	—
Goodwill impairment	85,000	—
Operating loss	(98,069)	(12,032)
Interest expense	3,555	3,556
Net increase in fair value of derivatives	23,992	10,567
Other income	(455)	—
Loss before taxes	(125,161)	(26,155)
Income tax (benefit) expense	(14)	59
Net loss	$(125,147)	$(26,214)

Basic and diluted net loss per share	$(0.67)	$(0.19)

Weighted-average shares outstanding:
Basic	187,279,204	138,548,599
Diluted	187,279,204	138,548,599

EBITDA* and Adjusted EBITDA* for the First Quarter Ended
March 31, 2024 and March 31, 2023
(Unaudited)

	Three Months Ended March 31,
$ thousands	2024	2023
Net loss	$(125,147)	$(26,214)
Interest expense	3,555	3,556
Interest income	(447)	—
Income tax (benefit) expense	(14)	59
Depreciation and amortization	2,439	1,986
EBITDA	(119,614)	(20,613)
Adjustments:
Equity-based compensation	5,156	3,805
Employer payroll taxes related to equity-based compensation(1)	664	183
Net increase in fair value of derivatives(2)	23,992	10,567
Restructuring charges(3)	860	755
Non-recurring strategic initiatives(4)	1,334	1,508
Non-recurring litigation(5)	(121)	—
Transaction expenses(6)	1,103	—
Goodwill impairment(7)	85,000	—
Adjusted EBITDA	$(1,626)	$(3,795)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The increase in fair value of derivatives during the quarter ended March 31, 2024, relates to the $52.9 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) in connection with the warrant exercise agreements entered into effect February 27, 2024 and March 4, 2024. This loss was offset by gains of $10.6 million, net of cash proceeds received, related to the issuance of warrants in 2024 (the “2024 Warrants”), In addition, an $18.3 million reduction in fair value was recorded on the 2024 Warrants issued in connection with the warrant exercise agreements as the fair value decreased from the issue date to quarter end.
(3)	In the first quarter of 2024 and first quarter of 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the quarter ended March 31, 2024 consist primarily of diligence, legal, and other related expenses incurred associated with the Pangiam Acquisition.
(7)	During the quarter ended March 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
March 31, 2024 and December 31, 2023
(Unaudited)

$ in thousands	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$81,412	$32,557
Accounts receivable, less allowance for credit losses	36,584	21,949
Contract assets	2,379	4,822
Prepaid expenses and other current assets	4,661	4,449
Total current assets	125,036	63,777
Non-current assets:
Property and equipment, net	1,570	997
Goodwill	119,769	48,683
Intangible assets, net	120,444	82,040
Deferred tax assets	—	—
Right-of-use assets	9,701	4,041
Other non-current assets	1,107	372
Total assets	$377,627	$199,910

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$6,215	$11,038
Short-term debt, including current portion of long-term debt	826	1,229
Accrued liabilities	21,515	16,233
Contract liabilities	3,853	879
Current portion of long-term lease liability	848	779
Derivative liabilities	24,956	37,862
Other current liabilities	4,857	602
Total current liabilities	63,070	68,622
Non-current liabilities:
Long-term debt, net	194,761	194,273
Long-term lease liability	11,300	4,313
Deferred tax liabilities	14	37
Other non-current liabilities	—	—
Total liabilities	269,145	267,245
Stockholders’ deficit:
Common stock	25	17
Additional paid-in capital	604,384	303,428
Treasury stock, at cost 9,952,803 shares at March 31, 2024 and December 31, 2023	(57,350)	(57,350)
Accumulated deficit	(438,577)	(313,430)
Total stockholders’ deficit	108,482	(67,335)
Total liabilities and stockholders’ deficit	$377,627	$199,910

Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2024 and March 31, 2023
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2024	2023
Cash flows from operating activities:
Net loss	$(125,147)	$(26,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,439	1,986
Amortization of debt issuance costs	506	500
Equity-based compensation expense	5,157	3,805
Goodwill impairment	85,000	—
Non-cash lease expense	94	(35)
Provision for doubtful accounts	171	882
Deferred income tax (benefit) expense	(23)	54
Net increase in fair value of derivatives	23,992	10,567
Loss on sale of property and equipment	—	8
Changes in assets and liabilities:
(Increase) in accounts receivable	(8,957)	(3,469)
Decrease (increase) in contract assets	2,443	(1,115)
Decrease in prepaid expenses and other assets	950	1,488
(Decrease) in accounts payable	(5,960)	(4,914)
Increase in accrued liabilities	2,598	4,066
Increase in contract liabilities	1,826	325
Increase in other liabilities	552	49
Net cash used in operating activities	(14,359)	(12,017)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	13,935	—
Purchases of property and equipment	(38)	—
Capitalized software development costs	(1,643)	—
Net cash provided by investing activities	12,254	—
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	53,809	—
Proceeds from issuance of Private Placement shares	—	25,000
Payment of Private Placement transaction costs	—	(3,025)
Repayment of short-term borrowings	(403)	(763)
Payments of tax withholding from the issuance of common stock	(2,532)	—
Net cash provided by financing activities	50,960	21,212
Net increase in cash and cash equivalents	48,855	9,195
Cash and cash equivalents at the beginning of period	32,557	12,632
Cash and cash equivalents at the end of the period	$81,412	$21,827

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause

BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA, and Recurring SG&A have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net loss before interest expense, interest income, income tax (benefit) expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring litigation, transaction expenses and goodwill impairment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

Recurring SG&A is defined as selling, general and administrative expense further adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring strategic integration costs and strategic initiatives, non-recurring litigation, and reserves on Virgin Orbit receivables.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Recurring SG&A as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables below. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables below.

Adjusted EBITDA Reconciliation* for the First Quarter Ended
March 31, 2024 and March 31, 2023
(Unaudited)

	Quarters Ended
$ in thousands	1Q 24	1Q 23
Revenue	$33,121	$42,154

Net loss	(125,147)	(26,214)
Interest expense	3,555	3,556
Interest income	(447)	—
Income tax (benefit) expense	(14)	59
Depreciation & amortization	2,439	1,986
EBITDA	$(119,614)	$(20,613)

Adjustments:
Equity-based compensation	5,156	3,805
Employer payroll taxes related to equity-based compensation	664	183
Net increase in fair value of derivatives	23,992	10,567
Restructuring charges	860	755
Non-recurring integration costs and strategic initiatives	1,334	1,508
Non-recurring litigation	(121)	—
Transaction expenses	1,103	—
Goodwill impairment	85,000	—
Adjusted EBITDA	$(1,626)	(3,795)
Gross Margin	21.1%	24.2%
Net Loss Margin	(377.8)%	(62.2)%
Adjusted EBITDA Margin	(4.9)%	(9.0)%

Recurring SG&A Reconciliation* for the First Quarter Ended
March 31, 2024 and March 31, 2023
(Unaudited)

	Quarters Ended
$ in thousands	1Q 24	1Q 23
Selling, general and administrative	$16,948	$20,362
Equity-based compensation allocated to selling, general and administrative expense	(2,171)	(2,803)
Non-recurring integration costs and strategic initiatives	(1,334)	(1,508)
Non-recurring litigation	121	—
Virgin Orbit AR Reserve	-	(750)
Adjusted (recurring) selling, general and administrative expense	$13,564	$15,301

About BigBear.ai

BigBear.ai is a leading provider of AI-powered decision intelligence solutions for national security, digital identity, and supply chain management. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in Columbia, Maryland, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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